Exhibit 99.3

Telx Holdings, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

[PWC Letterhead]

Independent Auditor’s Report

To the Management of Telx Holdings, Inc.

We have reviewed the accompanying condensed consolidated interim financial information of Telx Holdings, Inc. and its subsidiaries, which comprise the condensed consolidated balance sheet as of March 31, 2015, and the related condensed consolidated statements of operations and of cash flows for the three-month periods ended March 31, 2015 and 2014 and the condensed consolidated statement of stockholders’ equity for the three-month period ended March 31, 2015.

Management’s Responsibility for the Condensed Consolidated Interim Financial Information

The Company’s management is responsible for the preparation and fair presentation of the condensed consolidated interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of the condensed consolidated interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information taken as a whole. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

[PWC Letterhead]

Other Matter

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Telx Holdings, Inc. and its subsidiaries as of December 31, 2014, and the related consolidated statement of operations, of stockholders’ equity, and of cash flows, for the year then ended (not presented herein), and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated March 14, 2015, except for the effects of the restatement discussed in Note 2, as to which the date is July 10, 2015, which contained an emphasis of matter paragraph with respect to the Company’s restatement of its 2014 financial statements to correct an error. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet information as of March 31, 2015 is consistent, in all material respects, with the audited consolidated balance sheet from which it has been derived.

Restriction of Use

This report is intended solely for the information and use of the management of Telx Holdings, Inc. and is not intended to be and should not be used by anyone other than this specified party.

/s/ PricewaterhouseCoopers LLP

July 10, 2015

Telx Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2015 and December 31, 2014

(Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
		Restated
Assets
Cash and cash equivalents	$3,561	$11,865
Accounts receivable, net of allowance for doubtful accounts of $693 and $677	14,984	14,709
Current deferred tax assets	1,832	2,219
Prepaid expenses	3,185	2,565
Other current assets	10,883	10,770

Total current assets	34,445	42,128

Property and equipment, net	370,606	375,348
Goodwill	339,013	339,013
Trademark	129,941	129,941
Customer relationships	133,687	138,408
Other intangible assets	5,910	6,032
Deferred financing costs, net	20,875	22,737
Cash - restricted	1,772	1,965
Other assets	8,970	8,617

Total assets	$1,045,219	$1,064,189

Liabilities and Stockholders’ Equity
Accounts payable	$4,656	$8,472
Accrued power	4,835	4,378
Accrued payroll and bonus	3,798	6,675
Other accrued expenses and other current liabilities	9,102	12,758
Customer security deposits	1,851	1,652
Deferred revenue	4,043	4,268
Current portion of capital leases and other financing obligations	5,140	5,084
Current portion of term loan and other loans payable	24,176	29,174

Total current liabilities	57,601	72,461

Customer security deposits, less current portion	568	729
Deferred rent	95,738	87,328
Deferred revenue, less current portion	6,308	6,325
Deferred tax liabilities	58,954	59,111
Capital leases and other financing obligations, less current portion	45,985	47,334
Term loan and other loans payable, less current portion	731,611	730,013

Total liabilities	996,765	1,003,301

Common stock, par value $0.001 per share; 400,000 shares authorized, 300,083 shares issued and outstanding		—
Additional paid–in capital	157,355	157,225
Accumulated deficit	(108,901)	(96,337)

Total stockholders’ equity	48,454	60,888

Total liabilities and stockholders’ equity	$1,045,219	$1,064,189

The accompanying notes are an integral part of these condensed consolidated financial statements.

Telx Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Three Months Ended March 31, 2015 and 2014

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014

Revenues
Revenues	$80,885	$68,833
Related party revenues	2,585	2,474

Total revenues	83,470	71,307

Expenses
Cost of revenues	59,100	48,826
Sales and marketing	11,337	9,452
General and administrative	10,072	10,520

Total costs and operating expenses	80,509	68,798

Income from operations	2,961	2,509
Interest and other income	2	3
Interest expense	(15,137)	(12,762)

Loss before income taxes	(12,174)	(10,250)
Income tax (expense) benefit	(390)	4,697

Net loss	$(12,564)	$(5,553)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Telx Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2015 and 2014

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities
Net loss	$(12,564)	$(5,553)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	13,131	9,059
Amortization of intangibles assets	4,843	4,923
Amortization of deferred financing costs	974	1,100
Loss on early extinguishment of debt	1,057	—
Stock-based compensation	130	152
Provision for bad debts	61	—
Deferred tax expense (benefit)	230	(4,857)
Noncash interest expense	2,896	457
Changes in operating assets and liabilities
Accounts receivable	(336)	(2,579)
Prepaid expenses and other current assets	(903)	203
Other assets	(353)	(299)
Accounts payable	(340)	62
Customer security deposits	37	34
Accrued expenses and other current liabilities	(4,268)	(3,121)
Deferred revenue	(242)	320
Deferred rent	8,409	8,121

Net cash provided by operating activities	12,762	8,022

Cash flows from investing activities
Purchases of property and equipment	(13,672)	(19,561)
Change in restricted cash	193	—

Net cash used in investing activities	(13,479)	(19,561)

Cash flows from financing activities
Payments on capital lease and other financial obligations	(1,293)	(1,125)
Repayment of term loan and other loans payable	(1,294)	(1,007)
Proceeds from revolving credit facility	—	6,000
Repayment of revolving credit facility	(5,000)	(6,000)

Net cash used in financing activities	(7,587)	(2,132)

Net decrease in cash and cash equivalents	(8,304)	(13,671)
Cash and cash equivalents
Beginning of year	11,865	16,624

End of quarter	$3,561	$2,953

Supplemental disclosures of cash flow information
Interest paid	$10,174	$8,387
Income taxes paid	$—	$—
Supplemental cash flow information for noncash activities
Purchase of property and equipment included in accounts payable and accrued expenses	$2,804	$6,573
Assets acquired through capital leases	$—	$1,895

The accompanying notes are an integral part of these condensed consolidated financial statements.

Telx Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders’ Equity

Three months ended March 31, 2015

(Unaudited)

(in thousands, except share data)

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in Capital	Deficit	Total

Balances at December 31, 2014 Restated	300,083	$—	$157,225	$(96,337)	$60,888
Compensation expense for common stock options	—	—	130	—	130
Net loss for the three months ended March 31, 2015	—	—	—	(12,564)	(12,564)

Balances at March 31, 2015	300,083	$—	$157,355	$(108,901)	$48,454

The accompanying notes are an integral part of these condensed consolidated financial statements.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

1.	Organization and Nature of Operations

Telx Holdings, Inc. (the “Company”) was incorporated under the laws of the State of Delaware for the initial purpose of acquiring The Telx Group, Inc. In September 2011, the holders of The Telx Group, Inc.’s common stock and Class A Preferred Stock approved and adopted an agreement and plan of merger by and among The Telx Group, Inc., Telx Holdings, Inc. and Telx Merger Sub, Inc., a wholly owned subsidiary of the Company, created specifically for the merger. On September 26, 2011, the wholly owned subsidiary of the Company merged into The Telx Group, Inc. and The Telx Group, Inc. was the surviving entity.

The Company is a leading provider in global interconnection, data center colocation and cloud enablement solutions. The Company operates secure, environmentally controlled facilities in which network providers and other customers place their equipment (Colocation Services) and converge their networks to conduct business with each other (Interconnection Services). As of March 31, 2015, the Company operated leased facilities throughout the United States of America and owned and operated buildings in Atlanta, Georgia and Clifton, New Jersey. The Company’s customers include international and domestic telecommunication companies, internet service providers, enterprises and media companies.

2.	Restatement of the Consolidated Financial Statements

As previously disclosed in the consolidated financial statements for the years ended December 31, 2014, 2013 and 2012, the Company has restated its previously issued consolidated financial statements to correct an error in the accounting for a build-to-suit lease agreement. During 2012, the Company entered into an agreement for the construction and subsequent leasing of a Datacenter in Clifton, New Jersey. As a result of the nature of the Company’s involvement in the project, and certain provisions within the lease, the Company was deemed to be the owner of the construction project and subsequent building through December 31, 2034. The restated amounts as of December 31, 2014 are reflected in these condensed consolidated financial statements.

As a result of this error, the following adjustments have been made to the previously issued consolidated financial statements:

	December 31, 2014
	As Previously
Consolidated Balance Sheet	Reported	Adjustment	As Restated

Property and equipment, net	$347,198	$28,150	$375,348
Total assets	$1,036,039	$28,150	$1,064,189
Deferred rent	$91,566	$(4,238)	$87,328
Capital leases and other financing obligations, less current portion	$11,512	$35,822	$47,334
Total liabilities	$971,717	$31,584	$1,003,301
Accumulated deficit	$(92,903)	$(3,434)	$(96,337)
Total stockholders’ equity	$64,322	$(3,434)	$60,888
Total liabilities and stockholders’ equity	$1,036,039	$28,150	$1,064,189

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

3.	Basis of Presentation and Summary of Significant Accounting Policies

These condensed consolidated financial statements reflect the condensed consolidated historical results of operations, financial position and cash flows of the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying condensed consolidated financial statements of the Company as of March 31, 2015 and December 31, 2014 (restated) and for the three month periods ended March 31, 2015 and 2014 are unaudited and, in management’s opinion, reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair statement of the financial position, results of operations and cash flows for the periods presented. These condensed consolidated financial statements should be read in conjunction with the more detailed consolidated financial statements and notes thereto, included in the restated audited consolidated financial statements for the year ended December 31, 2014 issued on July 10, 2015. The year-end condensed balance sheet data was derived from the audited consolidated financial statements, but does not include all disclosures required by GAAP.

The Company has no elements of comprehensive loss other than net loss; therefore comprehensive loss equals net loss for all periods presented.

The following is a summary of significant accounting policies used in the preparation of the accompanying condensed consolidated financial statements.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, goodwill and intangible assets, valuation allowances for receivables and deferred income taxes, stock based compensation and sale lease-back accounting. These estimates and assumptions are based on management’s best estimate and judgment. Management evaluates its estimates and assumptions on an on-going basis using historical experience and other factors, including the current economic environment. The Company believes its estimates and assumptions are reasonable, and adjusts both as facts and circumstances dictate. As future events and their effects cannot be predicted with accuracy, actual results could differ significantly from these estimates. Changes in estimates resulting from changes in the economic environment will be reflected in the condensed consolidated financial statements in future periods.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from date of purchase to be cash equivalents. Cash equivalents consist of money market instruments, which are classified as Level 1 instruments.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

Restricted Cash

Restricted cash represents deposits maintained with financial institutions as collateral for open letters of credit issued on behalf of the Company for certain operating leases and a mortgage escrow. The availability of the funds in those accounts is subject to restrictions for specific use.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents primarily with one financial institution, and such deposits may exceed federal deposit insurance limits.

The Company’s customers are concentrated in the United States of America. The Company performs ongoing credit evaluations of its customers and requires collateral from some customers where considered appropriate. Collateral is in the form of customer deposits, payments for services are generally due on the first day of the month to which services relate, and standard customer contracts contain a right to retain customer equipment in case of nonpayment of an accounts receivable balance.

For the periods ended March 31, 2015 and 2014, the top five customers accounted for 19% and 18% of revenues, respectively. The Company has no customers that account for more than 10% of revenues for the three month periods ended March 31, 2015 or 2014.

Accounts Receivable and Allowance for Doubtful Accounts

Receivables are stated net of the allowance for doubtful accounts of $693 and $677 at March 31, 2015 and December 31, 2014, respectively. The Company extends credit to its customers in the normal course of business. The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible trade receivables. Management analyzes bankruptcy filings, historical bad debts, customer credit-worthiness, and changes in customer payment patterns when evaluating collectability and the adequacy of reserves. Actual results could differ from management estimates. Receivables are written-off against the allowance when determined uncollectible.

Customer Security Deposits

The Company collects security deposits from certain customers based on a credit review of the customer. Security deposits are classified as short term when the underlying customer contract is scheduled to renew within the next twelve months or the customer contract has a month-to-month term.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated when the asset is placed in service on the straight-line method over the estimated useful lives of the assets, as shown below. In the case of leasehold improvements, depreciation is calculated on the straight-line method over the shorter of the estimated useful life of the asset or the lease term. Maintenance and repairs are expensed as incurred. Gains and losses from sales and retirements of property and equipment are included in the operating results for the period in which they occur.

Estimated
Useful Life

Furniture and fixtures	5 years
Leasehold and building improvements	2–40 years
Buildings	25-40 years
Collocation and computer equipment	3–15 years

Capitalized Installation Costs

Capitalized installation costs include material and internal labor directly attributable to facility leasehold improvements and the internal cost of installation of equipment as part of the improvements. These capitalized costs are included in property and equipment on the condensed consolidated balance sheet and amortized over their useful life or the remaining term of the lease, whichever is less.

Impairment of Long-Lived Assets

Long-lived assets such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company had no impairments of long-lived assets for the three month period ended March 31, 2015 or 2014.

Goodwill and Other Intangible Assets

The Company has one reportable operating unit. At March 31, 2015 and December 31, 2014, all goodwill was attributable to the Company’s one reporting unit. Goodwill represents the amount by which the purchase price exceeds the fair value of identifiable tangible and intangible assets acquired and liabilities assumed in an acquisition. The Company accounts for its goodwill and other intangible assets under Accounting Standards Codification (“ASC”) FASB ASC Topic 350-20, Goodwill, Accounting Standard Update (“ASU” 2011-08, Testing Goodwill for Impairment, and FASB ASC Topic 350-30, General Intangibles Other than Goodwill. Goodwill and intangible assets acquired in an acquisition and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually or whenever events or changes in circumstances indicate that the carrying value amount of these assets might not be fully recoverable. The Company elected to perform the two-step goodwill impairment test approach. The first step involves a comparison of the fair value of the reporting unit with its carrying amount. If the carrying amount of the reporting unit exceeds its fair value, the second step is performed. The second step involves a comparison of the implied fair value and carrying value of the reporting

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

unit’s goodwill. To the extent that a reporting unit’s goodwill carrying amount exceeds the implied fair value of its goodwill, an impairment loss is recognized. Trademark and goodwill are the only intangible assets with indefinite lives. Assembled workforce is included in goodwill. The Company completed its annual impairment review as of September 30, 2014 and determined that no impairment charge was required.

Intangible assets with finite useful lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Customer relationships are amortized over their useful lives on a basis consistent with the expected cash flows to be generated from the relationships. Other intangibles are amortized on a straight-line basis over their respective useful lives.

Fair Value Measurements

FASB ASC Topic 820 defines fair value and establishes guidelines for measuring fair value and disclosures regarding fair value measurements. The Company follows the guidelines of FASB ASC Topic 820 for all of its financial assets and liabilities that are disclosed at fair value on a recurring basis. FASB ASC Topic 820 establishes a fair value hierarchy based on the input used in valuation techniques. There are three levels to the hierarchy of inputs to fair value as follows:

Level 1	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	Inputs that reflect quoted prices for identical assets in markets that are not active; quoted prices for similar assets in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or collaborated by observable market data by correlation or other means.

Level 3	Unobservable inputs that reflect the Company’s own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company endeavors to utilize the best available information in measuring fair value. Financial instruments are classified in their entirety based on the lowest level of input that is significant to the fair value measurement (Note 4).

Deferred Financing Costs

Deferred financing costs represent the direct costs related primarily to the issuance of the Company’s Term Loan, Revolving Credit Facility and Senior Unsecured Notes (Note 4). Net deferred financing costs were approximately $24,668 and $26,699 as of March 31, 2015 and December 31, 2014.

Leases

The Company occupies all but two owned facilities and offices under various leases, which are accounted for as operating leases in accordance with FASB ASC Topic 840, Leases. Lease terms are determined to include renewal periods when the renewals are reasonably assured. The leases include scheduled base rent increases over the term of the leases. The Company recognizes rent expense from operating leases over the lease term on a straight-line basis. Rent expense includes adjustments for rent concessions, escalations and leasehold improvement allowances.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

The Company leases certain equipment under capital lease agreements. The assets held under capital leases and the related obligations are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets held under capital lease. The related assets are depreciated over the term of the lease or the estimated useful life in accordance with FASB ASC Topic 840, Leases.

The Company considers the nature of renovations and the Company’s involvement during the construction period of newly leased space to determine if it is considered the owner of the construction project during the construction period. If the company determines that it is the owner of the construction project, it is required to capitalize all construction costs incurred on its consolidated balance sheet along with the corresponding financing liability (“build-to-suit accounting”). Upon completion of the project, the Company assesses whether the circumstances qualify for sales recognition under sale lease-back accounting guidance. If the lease meets the sale-leaseback criteria, the Company will remove the asset and related financial obligation from the balance sheet and treat the building lease as either an operating or capital lease. If upon completion of construction, the project does not meet sale-lease back criteria, the Company will record the building at its fair value and the related financial obligation for accounting purposes.

The Company capitalizes lease origination costs, and amortizes these costs on a straight-line basis over the respective lease terms.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, which requires that all stock-based compensation be recognized as an expense in the condensed consolidated financial statements and that such cost be measured as the fair value of the award at the grant date and also requires that any excess tax benefits related to stock-based compensation exercises be reflected as cash flows from financing activities.

The Company recognizes compensation costs on a straight-line basis over the requisite service period for the entire award. The Company uses the Black-Scholes-Merton option-pricing model to determine the fair value of stock-based awards. The determination of the fair value of stock-based awards is based on a number of complex and subjective assumptions. These assumptions include the dividend yield of the underlying security, the expected volatility of the underlying security, a risk-free interest rate, the expected term of the option, and the forfeiture rate for the award class.

The Company engaged a third-party independent valuation specialist to assist in estimating the fair value of the underlying securities for all stock-based awards issued. The Company utilized a consistent methodology for estimating the fair value of the underlying securities for all stock-based awards issued through and outstanding as of March 31, 2015.

In the event of a change of control, all outstanding stock-based awards will be accelerated and become fully vested in accordance with the plan description.

Derivative Financial Instruments

Derivative instruments are recorded in the condensed consolidated balance sheet as either assets or liabilities and measured at fair value. As required by the Credit Agreement (Note 4), the Company entered into certain interest rate hedging agreements to reduce interest rate risks and to manage interest expense. The interest rate differentials to be paid or received under such derivatives and the changes in fair value of the instruments are recognized in interest expense.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

The principle objectives of the derivative instruments were to minimize the risks and reduce the expenses associated with financing activities. The Company does not enter into derivative instruments for trading purposes.

Advertising Costs

Advertising costs are charged to expense in the period incurred. Advertising costs for the three month periods ended March 31, 2015 and 2014 were $496 and $517, respectively, and are included in sales and marketing expenses in the condensed consolidated statements of operations.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the condensed consolidated statement of operations in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for uncertain tax positions in accordance with FASB ASC Topic 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial recognition and measurement of a tax position taken or expected to be taken on a tax return. It requires that the Company determine whether the benefits of its tax positions will more likely than not be sustained upon audit based on the technical merits of its tax position. Guidance is also provided on de-recognition, classification, interest and penalties, accounting in interim periods, and disclosure. The Company recognizes penalties and interest related to uncertain tax positions, if any, as a component of income tax expense. As of March 31, 2015 the Company had liabilities for uncertain tax positions.

Revenue Recognition

The Company generates recurring revenue from providing colocation and interconnection services. A substantial part of the Company’s revenues are provided from these recurring revenues. The remaining revenues are nonrecurring and consist of installation services and technical support. All revenue is earned in the United States of America.

Colocation services are generally governed by the terms and conditions of a master service agreement (MSA). Customers typically execute a MSA for one to three year terms. The Company bills customers on a monthly basis and recognizes the revenue as those services are performed over the term of the agreement. Revenues from installation services for colocation services are initially deferred and recognized on a straight-line basis over the average life of the customer relationship.

Interconnection services are generally provided on a month-to-month, one year or multi-year term under the MSA for colocation services. Interconnection services include port and cross connect services. Port services are typically sold on a one year or multi-year term and revenue is recognized on a recurring monthly basis similar to colocation services. The Company bills customers on a monthly basis and recognizes the revenue in the period the service is provided. Revenue for cross connect installations is generally recognized in the period the cross connect is installed.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

Technical support services are provided on a time and materials basis and are billed and recognized in the period services are provided.

Revenue is recognized only when the service has been provided and when there is persuasive evidence of an arrangement, the fee is fixed or determinable, and collection of the receivable is reasonably assured. The Company regularly assesses collectability of accounts receivable from customers based on a number of factors, including prior history with the customer and the credit status of the customer. If the Company determines that collection of revenue from a customer is not reasonably assured, the Company does not recognize revenue until collection becomes reasonably assured, which is generally upon receipt of cash. Sales tax collected from customers on certain services and products are remitted to the applicable taxing authorities and accounted for on a net basis, with no impact on revenue.

Revenue from customer orders that include specific periodic contractual rate increases is generally recognized on a straight-line basis over the actual contract life.

4.	Current and Long-Term Debt, Capital Leases, and Other Financing Obligations

Current and long-term debt consists of the following:

	March 31, 2015	December 31, 2014
		Restated

Term loan (1)	$631,438	$632,625
Revolving credit facility (1)	19,000	24,000
Senior unsecured notes (1)	88,690	85,794
Mortgage (2)	16,660	16,767
Other financing obligations (3)	39,574	39,731
Capital leases (4)	11,550	12,688

	806,912	811,605

Less: Current portion	(29,316)	(34,258)

	$777,596	$777,347

(1)	On September 26, 2011, the Company entered into a credit agreement with Morgan Stanley Senior Funding, Inc. consisting of a $255,000 term loan (“Term Loan”) and a $50,000 revolving credit facility (collectively, the “Credit Agreement”). On the same date, the Company entered into an Indenture Agreement for 12% Senior Unsecured Notes (“Notes”) in the aggregate amount of $180,000, with Wilmington Trust National Association.

The Term Loan had a maturity date of September 25, 2017 and required quarterly interest payments at a Eurodollar rate or 1.25%, whichever was higher, plus 6.5% applicable margin. Principal payments of 0.25% of the original principal amount were due quarterly, with the remaining principal outstanding due at maturity.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

The revolving credit facility had a maturity date of September 25, 2016 and required quarterly interest payments at a Eurodollar rate or 1.25%, whichever was higher, plus 4.5% applicable margin.

The Notes were due at their maturity date of September 25, 2019 and payable quarterly at 12%. Interest was to be paid in cash, except that an amount equal to 2% per annum shall be capitalized and added to the principal amount of the Notes rather than paid in cash. The Company had the option to pay the entire amount of such interest due in cash by providing the Trustee notice in writing at least ten (10) business days prior to any interest payment, as defined, that it will pay the entire amount of interest due on such Interest Payment Date in cash.

On February 17, 2012, the Company obtained an additional $75,000 in funding under the Term Loan.

On October 9, 2012, the Company refinanced the $330,000 Term Loan and increased the size of the Term Loan by $35,000. The interest rate was changed to a Eurodollar rate or 1.25%, whichever is higher, plus a 5% applicable margin. The Company also increased the revolving credit facility by $15,000 to $65,000.

On October 10, 2013, the Company amended the terms of the Term Loan lowering the applicable margin to 4%. In addition, the applicable margin on the revolving credit facility was lowered to 4%. The Company also increased the revolving credit facility by $20,000 to $85,000.

On April 9, 2014 the Company entered into a new debt refinancing transaction replacing the September 2011 Credit Agreement, as amended, and the Notes with a $475,000 first lien term loan, a $110,000 revolving credit facility, a $160,000 second lien term loan (collectively, the “New Credit Agreement”), and a $78,000 Unsecured Senior Note.

At March 31, 2015 and December 31, 2014, the Company had $ 3,261 in outstanding letters of credit under the Credit Agreement relating to certain operating leases, which reduce, on a dollar for dollar basis, the amount of borrowing capacity under the Company’s revolving credit facility.

The first lien term loan is due at the maturity date of April 9, 2020, interest is payable quarterly at a rate of LIBO with a 1% floor, plus an applicable margin of 3.5% and principal is payable quarterly at 0.25% of the original principal amount. The second lien term loan is due at the maturity date of April 9, 2021. Interest is payable quarterly at a rate of LIBO with a 1% floor, plus an applicable margin of 6.5% and the principal is due at maturity. The Unsecured Senior Note is due at the maturity date of July 9, 2021. Interest on the Unsecured Senior Note is capitalized at 13.5% and added to the principal balance, which is due at maturity.

The revolving credit facility had a maturity date of April 9, 2020 and requires quarterly interest payments at an adjusted LIBOR with a 1% floor, plus an applicable margin of 3.25%.

The obligations under the New Credit Agreement are collateralized by substantially all of the Company’s assets.

The Term Loan contains restrictive covenants that are triggered if the Company has drawn down more than 30% of the revolving credit facility at the end of the reporting period. The

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

covenants include one financial covenant requiring the Company to maintain a leverage ratio, as defined in the New Credit Agreement. These covenants have not been triggered during any of the periods presented.

(2)	On January 25, 2013, the Company entered into a $17,500 Commercial Mortgage Loan (“Mortgage’) with The Provident Bank. The Mortgage has a maturity date of January 1, 2020, an interest rate of 4.25% per annum, and requires monthly payments of principal and interest of $95 until the maturity date, upon which date the entire unpaid amount is due and payable. The Mortgage is collateralized by the Company’s owned building in Clifton, NJ.
(3)	The Company has a loan payable to Digital-Bryan Street Partnership, L.P. entered into under the provisions of the Third Amendment to the Master Meet-Me-Room agreement (MMR), exercised at the Company’s option under the December 1, 2006 Operating Agreement between the Company and Digital Realty Trust, L.P., the Parent of Digital-Bryan Street Partnership, L.P., for the utilization of $2,400 of MMR Alteration Allowance. The Third Amendment was effective April 1, 2008. The assets purchased under the MMR Alteration Allowance were capitalized and the $2,400 was recognized as a liability, as the Company is obligated to repay this loan to Digital Realty Trust (who made payments to the contractors directly) over the term of the agreement of ten years. The loan carries an interest rate of 10% per annum and requires monthly payments of principal and interest of $32. The outstanding balance on this loan was $983 and $1,052 as of March 31, 2015 and December 31, 2014 respectively.

The Company has a lease for datacenter space in Chicago, Illinois. In connection with this lease, the Company received $1,000 in financing from the landlord for leasehold improvements that is included in other financing obligations in the condensed consolidated balance sheets. The loan carries an interest rate of 11% per annum and requires monthly payments of principal and interest of $14. At March 31, 2015 and December 31, 2014, $634 and $657, respectively, remain outstanding on this obligation.

During 2012, the Company entered into construction of a Datacenter in Clifton, New Jersey. As a result of the nature of the Company’s involvement in the project, and certain provisions within the lease, the Company was deemed to be the owner of the construction project and subsequent building (“build-to-suit accounting”) through December 31, 2034. The deemed loan carries an interest rate of 11%. At March 31, 2015 and December 31, 2014 $35,805 and $35,822, respectively, remain outstanding on this deemed financing obligation.

During 2013, the Company entered into a lease for datacenter space in Seattle, Washington. In connection with this lease, the Company received $2,399 in financing from the landlord for generator and chiller improvements that is included in other financing obligations in the condensed consolidated balance sheet. The loan carries an interest rate of 9% per annum and requires monthly payments of principal and interest of $32. At March 31, 2015 and December 31, 2014, $2,154 and $2,200 respectively remain outstanding on this obligation.

(4)	The Company has several capital leases for financed equipment purchases, which are accounted for in accordance with ASC 840-30 Leases – Capital Leases (Note 7).

Future Principal Payments

The following table provides the schedule of future principal payments of the Company’s debt obligations by year, excluding capital and built-to-suit lease obligations (Note 7), as of March 31, 2015:

Years Ending December 31,
2015 (9 months remaining)	$23,316
2016	5,824
2017	5,911
2018	5,707
2019	5,674
Thereafter	713,126

$759,558

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

Fair Value of Debt Facilities

The following table provides the estimated fair values of the Company’s Term Loan, Notes, and other debt as of March 31, 2015 and December 31, 2014:

	March 31, 2015	December 31, 2014
		Restated
Term loan (Level 1)	$629,059	$612,065
Senior unsecured notes (Level 2)	93,776	91,251
Revolver (Level 1)	19,000	24,000
Mortgage (Level 2)	15,988	15,891
Capital Leases (Level 2)	11,551	12,688
Other Financing Obligations (Level 2)	39,576	39,731

	$808,950	$795,626

Level 1	Fair value was determined based on quoted active market prices for our debt.

Level 2	Fair value was determined based on quoted prices for similar debt in active markets.

5.	Stockholders’ Equity

Common Stock

As of March 31, 2015, and December 31, 2014, the Company had 300,083 shares of common stock, outstanding, par value $0.001. Each share of common stock is entitled to one vote. For the three months ended March 31, 2015, and 2014 no dividends were declared or paid on the common stock.

6.	Related Party Transactions

Management Fees

The Company has management agreements with its owners, ABRY Partners, LLC and Berkshire Partners, LLC (collectively, the “Managers”). The Company engaged the Managers for a term of 10 years, through September 2021, to provide consulting and management advisory services for an annual fee of $1,000, which is included in general and administrative expenses on the condensed consolidated statements of operations.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

Datapipe

Datapipe is a vendor of the Company. ABRY has ownership in Datapipe. The Company expensed $19 and $18 for services provided by Datapipe for the three months ended March 31, 2015 and 2014, respectively.

RCN Cable

RNC Cable is a customer of the Company. ABRY has ownership in RNC Cable, who provided revenues to the Company of approximately $36 and $36 for services in the three months ended March 31, 2015 and 2014, respectively. The Company had receivables due from RCN Cable of $3 and $0 at March 31, 2015, and December 31, 2014, respectively.

One Source Networks

One Source Networks is a customer of the Company. ABRY has ownership in One Source Networks who provided revenues to the Company of approximately $31 and $22 for the three months ended March 31, 2015 and 2014 respectively. The Company had receivables due from One Source Networks of $0 and $1 at March 31, 2015 and December 31, 2014, respectively.

Securus

Securus is a customer of the Company. ABRY has ownership in Securus, who provided revenues to the Company of approximately $327 and $379 for services in the three months ended March 31, 2015 and 2014 respectively. The Company had receivables due from Securus of $0 and $116 at March 31, 2015 and December 31, 2014, respectively.

Lightower Fiber Networks

Lightower Fiber Networks is a customer of the Company. In April 2013, Lightower, a Berkshire owned Company, closed a merger with Sidera Networks, an ABRY owned entity, to form Lightower Fiber Networks. Berkshire and ABRY have ownership in Lightower Fiber Networks and the predecessor companies, who provided revenues to the Company of approximately $2,039 and $1,891 for services in the three months ended March 31, 2015 and 2014, respectively. The Company had $281 and $0 receivables due from Lightower Fiber Networks and the predecessor companies at March 31, 2015, and December 31, 2014, respectively.

Asurion Insurance Services Inc.

Asurion Insurance Services Inc. is a customer of the Company. Berkshire has ownership in Asurion, who provided revenues to the Company of approximately $ 151 and $145 for services in the three months ended March 31, 2015 and 2014, respectively. The Company had no receivables due from Asurion at March 31, 2015 and December 31, 2014, respectively.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

7.	Commitments and Contingencies

Operating Leases, Capital Leases and Build-to-Suit Lease.

The Company leases certain operating facilities, offices, and equipment under various lease agreements expiring during the years ending December 2015 through December 2037. Future minimum lease payments under operating and capital leases that have remaining non-cancelable lease terms at March 31, 2015 are as follows:

	Operating	Capital	Build-to-Suit
	Leases	Leases	Leases

Year Ending December 31,
2015 (9 months remaining)	65,680	4,079	3,035
2016	93,579	5,438	4,046
2017	102,086	3,192	4,046
2018	106,798	236	4,100
2019	112,332	—	4,154
Thereafter	1,230,167	—	68,755

Total minimum payments required	$1,710,642	12,945	88,136

Less: Amount representing interest		(1,394)	(65,567)

Present value of net minimum lease payments		$11,551	$22,569

In December 2012, the Company entered into a 23 year lease agreement for a 216,000 square foot Datacenter in Clifton New Jersey. The Company incurred construction costs during 2012 related to the construction of this new facility, and therefore was deemed the accounting owner of the construction project. Due to a condemnation clause in the lease which allowed the Company to participate in property appreciation in the event of a condemnation award, we had continuing involvement in the deemed sale lease-back and were deemed to be the owner of the facility for accounting purposes. The Company recorded a $29,827 building and $30,663 deemed financing obligation at December 31, 2012 under the build-to-suit accounting model.

The operating leases for the Company’s facilities at 60 Hudson Street in New York, New York require the Company to maintain a $1,450 letter of credit, issued for the benefit of 60 Hudson Owner, LLC, the Company’s landlord at 60 Hudson Street. The letter of credit is collateralized by cash deposits of at least the amount of the letter of credit held in a restricted account and is reflected in Cash-restricted on the condensed consolidated balance sheet. An additional letter of credit for $113 is collateralized by the Company’s revolving line of credit.

The operating lease for the Company’s facilities at 32 Avenue of the Americas require the Company to maintain a $3,148 letter of credit, issued for the benefit of 32 Sixth Avenue Company, LLC, the Company’s landlord at 32 Avenue of the Americas. $1,648 of this letter of credit is related to the build out of the leased space and is expected to be released upon meeting certain construction milestones. The letter of credit is collateralized by the company’s revolving line of credit.

Telx Holdings, Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

March 31, 2015

(Unaudited)

Rent expense for the three months ended March 31, 2015 and 2014 was $34,365 and $28,988 respectively. This amount is net of sublease income for the three months ended March 31, 2015 and 2014 of approximately $ 29 and $27, respectively.

Legal Matters

The Company and its subsidiaries are parties in various lawsuits arising in the ordinary course of business. In the opinion of management, with the advice of its legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the financial position and results of operations or of cash flows of the Company.

8.	Subsequent Events

The Company’s management has performed an evaluation of subsequent events as of July 10, 2015, the date the condensed consolidated financial statements were available to be issued, and has determined that there were no subsequent events or transactions required to be recognized or that would require disclosure within the condensed consolidated financial statements.